UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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DCA TOTAL RETURN FUND
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N E W S R E L E A SE	For Immediate Release

Contact: Eric Paul Dividend Capital epaul@dividendcapital.com (303) 228-2200	Joe Fazzino Virtus Investment Partners joe.fazzino@virtus.com (860) 263-4725

Virtus Investment Advisers Approved as Investment Adviser
By Board of DCA Total Return Fund
Closed-end fund will be co-managed by two Virtus affiliates

Denver, CO and Hartford, CT, October 6, 2011 – Virtus Investment Partners, Inc. (NASDAQ: VRTS), which operates a multi-manager asset management business, and Dividend Capital Investments LLC today announced an agreement for Virtus affiliates to become the investment advisers and administrator of the DCA Total Return Fund (NYSE:DCA), a diversified closed end fund with $103.5 million in assets as of September 30, 2011.

The fund’s Board of Trustees approved the advisory appointments and related changes and recommended that DCA shareholders vote in favor of the proposals. Subject to final approval, the fund will be renamed the Virtus Total Return Fund and subadvised by two of Virtus’ investment managers: Duff & Phelps Investment Management Co., which will manage the fund’s equity portfolio, and Newfleet Asset Management, which will manage the fund’s fixed income investments.

Co-managers Duff & Phelps and Newfleet will pursue the fund’s objective of seeking to provide shareholders with total return, resulting from both current income and capital appreciation, through investments in domestic and foreign equity and debt across a broad range of geographic regions. The fund may also add financial leverage, which it currently does not use.

“This fund adoption allows us to leverage the strong investment management capabilities of two of our affiliates, and utilize our existing fund administration and customer service platforms,” said George R. Aylward, president and chief executive officer of Virtus. “Shareholders of the new Virtus Total Return Fund will have access to the investment expertise of both Duff & Phelps and Newfleet. Each firm has delivered solid relative performance for individual funds with similar investment strategies. As a multi-manager, Virtus has the ability and experience to offer multiple-asset-class strategies through the collaboration of our individual managers, and the addition of this fund extends our offerings in this category.”

If the adoption is approved by shareholders, the Virtus Total Return Fund will be Virtus’ seventh closed end fund. Duff & Phelps managed $7.5 billion in open- and closed-end funds and institutional assets as of June 30, 2011, with a specialty in global utilities, real estate and infrastructure. Its largest closed-end fund, DNP Select Income Fund Inc. (NYSE: DNP), had assets of $2.9 billion at Sept. 30, 2011, and its Duff & Phelps Global Utility Income Fund (NYSE: DPG) recently raised $735 million in a public offering. Newfleet manages multi-sector fixed-income strategies, including Virtus’ largest mutual fund, the Virtus Multi-Sector Short Term Bond Fund (Class A: NARAX), which had assets of $4.5 billion at Sept. 30, 2011.  Newfleet had more than $9.2 billion of managed assets at June 30, 2011.

Proxy material containing additional information will be mailed to shareholders of record as of October 6, 2011. If approved by shareholders, the transition is scheduled to be completed by mid-December. Terms of the agreement between Virtus and Dividend Capital were not disclosed.

About Dividend Capital Investments LLC

Dividend Capital Investments LLC (DCI) currently serves as the investment adviser to DCA. DCI seeks to provide value to its shareholders by focusing its closed-end fund on total return through investment in common equity, preferred equity and debt securities across a broad range of industries and geographic regions.

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. The company provides investment management products and services through its affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Virtus Investment Partners offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs. Additional information can be found at www.virtus.com.

This press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor is it intended to solicit a proxy from any shareholder of the fund.  The solicitation of proxies may only be made by a definitive Proxy Statement filed with the Securities and Exchange Commission (SEC).

The fund and its directors, director-nominees and officers, Dividend Capital Investments,  Virtus Investment Partners, and their respective affiliates, officers and employees and other persons may be deemed to be participants in the solicitation of proxies.  Investors and shareholders may obtain more detailed information regarding the direct and indirect interests of the respective directors and officers, and affiliated companies of the fund, Dividend Capital Investments, and Virtus Investment Partners, and other persons by reading the Proxy Statement to be filed with the SEC.

Shares of closed-end funds usually trade on a national stock exchange. Similar to other stocks, the fund’s share price will fluctuate with market conditions and, at the time of sale, may be worth more or less than the original investment. Shares of closed-end funds often trade at a discount to their net asset value.  There can be no assurance that the fund will achieve its investment objective or earn a return on its assets.

Investors and shareholders of the fund are urged to read carefully the proxy statement and other documents filed with the SEC when they become available because they will contain important information.  Shareholders may obtain free copies of the Proxy Statement and other documents when they are filed with the SEC at www.sec.gov.  Shareholders can also obtain copies at no charge from Dividend Capital Investments at 1-866-324-7348.  Investors should consider the investment objectives, risks, charges and expenses of the fund.  For a prospectus which contains this and other information relevant to an investment in the fund, please contact your securities representative.

Forward-Looking Statements

This press release may include statements that constitute “forward-looking statements” under the United States securities laws. Forward-looking statements include information concerning possible or assumed future performance, asset levels, earnings, liquidity, cash flow, industry or market conditions, regulatory developments, market interest in a fund and other aspects of a fund’s operations or general economic conditions. In addition, when used in this press release, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects” and future or conditional verbs such as “may,” “could,” “should” and “would,” or any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The fund’s actual future results may differ significantly from those stated in any forward-looking statement, depending on factors such as changes in securities or financial markets or general economic conditions, the continuation of investment advisory, administrative and service contracts, and other risks discussed in the fund’s prospectus and from time to time in the fund’s filings with the Securities and Exchange Commission.

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